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                                                                      Exhibit 99

SBS BROADCASTING                                                   CME
                                                          Central European Media
                                                             Enterprises Group

                              FOR IMMEDIATE RELEASE

                      SBS BROADCASTING (SBS) TO MERGE WITH
            CENTRAL EUROPEAN MEDIA ENTERPRISES (CME) IN $615 MILLION
                                   TRANSACTION

   New SBS Platform Creates Europe's Largest Broadcaster Linking 13 Countries

   All CME Shareholders to Receive 0.5 Shares of SBS Series A Common Stock Per
                                   CME Share


         LUXEMBOURG AND BERMUDA, March 29, 1999 -- SBS Broadcasting SA (SBTVF:
NASDAQ) and Central European Media Enterprises, Ltd. (CETV: NASDAQ) today announced they have entered into a definitive agreement for the merger of CME into SBS in an all stock transaction valued at $615 million based on today's closing prices. The merger creates Europe's largest broadcaster in that it encompasses 18 television stations and 12 radio stations in 13 countries, serving a population exceeding 150 million. On a pro forma basis in 1998, the companies produced $594 million in combined revenues and $64 million in station operating cash flow from continuing operations.

         Under the definitive merger agreement, which has been approved by the boards of directors of both companies, CME shareholders will receive a fixed exchange ratio of 0.5 shares of SBS Series A Common Stock for each CME share. On a fully diluted basis, SBS will issue approximately 14.2 million new shares to CME shareholders and option holders who will own approximately 33% of the combined company. The merger, which is subject to customary approvals, will be accounted for as a purchase by SBS and is intended to be tax-free to CME shareholders.

         The combined company, which will retain the name SBS Broadcasting SA, will own interests in a diversified mix of television and radio broadcasting assets in Europe's fastest growing markets. Major assets of the combined companies include: Western European television stations SBS6 in the Netherlands, Kanal 5 in Sweden, VT4 in Belgium, TvDanmark in Denmark and TVNorge in Norway; and Central and Eastern European national television stations Nova TV in the Czech Republic, TV2 in Hungary, PRO TV in Romania, POP TV in Slovenia, Markiza TV in Slovakia and Studio 1+1 in Ukraine, all of which are market leaders in their coverage areas. SBS also owns a stake in national Italian television station Rete Mia and will launch in September the first national private television station in Switzerland. SBS owns 12 radio stations, located in Sweden, Denmark and Finland, all of which are market leaders. In addition, both


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companies have formed strategic local partnerships and programming alliances in each of their markets.

         Harry Evans Sloan, currently Chairman and Chief Executive Officer of SBS, will remain as Co-Chairman and CEO in the expanded SBS. Ronald S. Lauder, currently Chairman of CME, will join SBS as Co-Chairman. Michael Finkelstein, currently Vice Chairman of SBS, will become Chairman of the Executive Committee of the Board, the other members of which will be Messrs. Sloan and Lauder. Howard A. "Woody" Knight will continue in his current role of Vice Chairman and Chief Operating Officer. Martin Lindskog, currently President of SBS, and Fred Klinkhammer, currently President and CEO of CME, will serve with Mr. Knight in a newly created Office of the President. The eleven member SBS Board will be expanded to 15 members to include Messrs. Lauder and Klinkhammer and two additional directors designated by CME.

         Mr. Sloan commented, "This combination of assets will create one of the fastest growing, largest and most unique broadcasting groups in the world. We will operate a valuable portfolio of established and developmental franchises that are second to none in Europe in terms of territorial reach and growth potential. All 13 of our combined markets are growing significantly faster than North America's more mature markets and faster than Europe as a whole. Given our top management, proven strategies, bottom-line focus, expanded programming resources and preeminent strategic local partners, it is difficult to imagine a more attractive platform for a pan-European broadcaster.

         "This is a great deal for SBS' shareholders and enhances our ability to create extraordinary value. SBS' commitment to increasing shareholder value is reflected in our nine consecutive quarters of substantially improved station operating cash flow performance. We have a proven formula for building successful broadcasting operations in newly commercialized markets. CME has created considerable value within a very short time frame in Central and Eastern Europe. CME stations are ranked number one in both audience and revenues in all markets except Hungary where the SBS station, TV2, is number one. I recognize that these achievements are due in large measure to CME's local partners and we are looking forward to helping them further develop their market leading positions. We had previously identified these markets as the logical next step for SBS because of their dynamic growth potential. Combining the two companies gives us unparalleled program buying power. This leverage, coupled with the opportunity for much more efficient inventory utilization and other significant operating efficiencies and cost savings, will drive improved bottom-line performance. Together, we are poised to enter the next century and strategically positioned to capitalize on the continuing growth of Europe's under-penetrated advertising markets."


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         Ronald S. Lauder, said, "In our media markets, we could not find a better partner than SBS with which to join in order to take the company to the next level. SBS' stations have similar characteristics to our own, including blue chip local partners and strong ties to their local communities. The managements of both companies share a demonstrated commitment to quality programming and the development of profitable stations. We believe CME's operating momentum will be greatly enhanced through the addition of SBS' proven management resources.

         "CME's market leading stations are uniquely positioned to benefit from the ongoing economic and television advertising growth in the region. SBS' success in developing profitable stations in more mature and more competitive markets will greatly benefit our shareholders as we take our stations forward. Together, we can improve our operating performance and translate the region's growth into increased returns for our shareholders.

         "On a personal note, I have known and admired Harry Sloan for some time. I have watched with interest the successes he and his management team have achieved. I am very committed to this transaction and I will assist the new company in every way going forward. As a result of this merger, I will become a major SBS shareholder and I intend to further increase my investment in the combined company by purchasing a very substantial number of SBS shares in the open market from time to time at prevailing market prices."

         Woody Knight commented, "When I joined SBS more than three years ago, we were a young company poised to deliver significant returns for our shareholders. At that time, our senior management crafted an operating strategy focused relentlessly on bottom-line results. Our successful execution of these initiatives is demonstrated by our consistent and sustainable financial performance. CME represents a collection of premium assets, offering superior growth opportunities. Coupling those assets with SBS' best practices provides a unique opportunity for improved margins and significantly improved cash flow. I am looking forward to working with CME's President, Fred Klinkhammer. Fred is an experienced and capable executive who shares our operating philosophy and he will provide valuable continuity as we integrate these assets into the SBS fold."

         SBS was advised by Bear, Stearns & Co. Inc. in the transaction. Morgan Stanley Dean Witter advised Central European Media Enterprises Ltd.

         CME is the leading commercial television company in Central and Eastern Europe, serving a population of over 100 million. The Company's national private television stations and networks in the Czech Republic, Slovakia, Slovenia and Ukraine hold the leading average


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nationwide audience shares in their markets and the Company's television network in Romania holds the leading average audience share within its area of broadcast reach. Central European Media Enterprises Ltd. is listed on the Nasdaq Stock Market and trades under the symbol CETV.

SBS is a European television and radio broadcasting company with controlling interests in eight television and twelve radio stations in Western and Central Europe, serving a population of over 50 million. Countries where SBS currently broadcasts include Sweden, Norway, Denmark, Belgium, The Netherlands, Hungary, Finland, Slovenia and Italy. SBS is listed on the Nasdaq Stock Market and trades under the symbol SBTVF.

                                      # # #


For further information, contact:

Press:                                Investors:
Ann Travers                           Diana Brainerd, Chris Plunkett, Michael
Brainerd Communicators, Inc.          Smargiassi
212-986-6667                          Brainerd Communicators, Inc.
                                      212-986-6667


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